UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 26, 2008

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

416 Hungerford Drive, Suite 330, Rockville, Maryland 20850
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 26, 2008, Cytomedix, Inc., a Delaware corporation (“Cytomedix” or “the Company”), entered into securities purchase agreements with certain investors for their purchase of up to 2,000,000 shares of Cytomedix’s common stock at a purchase price of $0.75 per share, and 4-year warrants to purchase an additional 1,000,000 shares of Cytomedix’s common stock at an exercise price of $1.00 (the “Financing”). The securities in this financing were offered and sold pursuant to a prospectus dated March 26, 2008 and a prospectus supplement dated August 22, 2008, pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-147793).  As a result of this Financing, Cytomedix expects to receive gross proceeds of approximately $1,500,000 (before customary offering expenses, which the Company expects to be in the approximate amount of $80,000, and excluding any proceeds that Cytomedix may receive upon exercise of the warrants). Certain officers and directors of the Company participated in this offering on the same terms and provisions as public investors. The closing of the sale and issuance of the Company’s securities in this Financing is expected to take place on August 29, 2008, subject to the satisfaction of customary closing conditions.

Holders of the warrants may exercise warrants from and after August 29, 2008 and at any time up to 11:59 p.m. New York Time on August 29, 2012. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer. Holders of the warrants are not deemed a stockholder of Cytomedix, and as such, will not be entitled to those rights and privileges available to the Company’s common stockholders, including, without limitation, voting, dividend or any other rights. No fractional shares will be issued upon the exercise of the warrants, but rather the number of shares of common stock to be issued will be rounded up to the nearest whole number (the Company may issue up to additional 20 shares to accommodate for the “rounding up” of the number of securities purchased in this Financing). No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

The foregoing descriptions of the securities purchase agreements and the warrants do not purport to be complete and are qualified in their entirety by the form of Warrant attached hereto as Exhibits 4.1 and the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, each of which are incorporated herein by reference.

Item 8.01	Other Events.

In accordance with David Drohan’s request, the Nominating and Governance Committee of the Board of Directors of the Company did not nominate him, and consequently, he will not stand for re-election as a director of the Company at the Annual Shareholder Meeting on September 19, 2008. Mr. Drohan cited personal reasons for his decision.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant

5.1	Opinion of Cozen O’Connor

10.1	Form of Securities Purchase Agreement

23.1	Consent of Cozen O'Connor (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew Maslan
Andrew Maslan Chief Financial Officer

Date:  August 26, 2008